Exhibit 24.1

POWER OF ATTORNEY

MELLON FINANCIAL CORPORATION

Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik, William E. Marquis and Richard M. Pearlman, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 or any other appropriate form or forms or to amend any currently filed registration statement or statements, all pursuant to the Securities Act of 1933, as amended, with respect to the registration of up to an additional $200 million in deferred compensation obligations of Mellon Financial Corporation to be issued under the Mellon Financial Corporation Elective Deferred Compensation Plan, the Mellon Financial Corporation Elective Deferred Compensation Plan for Senior Officers and/or the Mellon Financial Corporation 1990 Elective Deferred Compensation Plan for Directors and Members of the Advisory Board and/or any successor or replacement deferred compensation plans to the foregoing plans adopted by Mellon Financial Corporation, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of January 17, 2006, and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

/s/ Ruth E. Bruch	/s/ Seward Prosser Mellon
Ruth E. Bruch, Director	Seward Prosser Mellon, Director

/s/ Paul Cejas	/s/ Mark A. Nordenberg
Paul L. Cejas, Director	Mark A. Nordenberg, Director

/s/ Jared L. Cohon	/s/ James F. Orr
Jared L. Cohon, Director	James F. Orr III, Director

/s/ Steven G. Elliott	/s/ David S. Shapira
Steven G. Elliott, Director	David S. Shapira, Director

/s/ Ira J. Gumberg	/s/ William E. Strickland
Ira J. Gumberg, Director	William E. Strickland, Jr., Director

/s/ Edmund R. Kelly	/s/ John P. Surma
Edmund R. Kelly, Director	John P. Surma, Director

/s/ Robert Mehrabian	/s/ Wesley W. von Schack
Robert Mehrabian, Director	Wesley W. von Schack, Director

POWER OF ATTORNEY

MELLON FINANCIAL CORPORATION

Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik, William E. Marquis and Richard M. Pearlman, and each of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 or any other appropriate form or forms or to amend any currently filed registration statement or statements, all pursuant to the Securities Act of 1933, as amended, with respect to the registration of up to an additional $200 million in deferred compensation obligations of Mellon Financial Corporation to be issued under the Mellon Financial Corporation Elective Deferred Compensation Plan, the Mellon Financial Corporation Elective Deferred Compensation Plan for Senior Officers and/or the Mellon Financial Corporation 1990 Elective Deferred Compensation Plan for Directors and Members of the Advisory Board and/or any successor or replacement deferred compensation plans to the foregoing plans adopted by Mellon Financial Corporation, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of February 23, 2006, and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

/s/ R.P. Kelly
Robert P. Kelly, Director and Principal Executive Officer